Exhibit 10.17

THIS NOTE AND THE UNDERLYING SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

DIGIPATH, INC.

12% Secured Promissory Note

$675,000	September 10, 2021 (the “Issue Date”)

FOR VALUE RECEIVED, DIGIPATH, INC., a Nevada corporation (the “Company”) with its principal executive office at 6450 Cameron Blvd., Suite 113, Las Vegas, Nevada 89118, promises to pay to the order of US CANNA LAB I, LLC or its registered assigns (the “Holder” or “Payee”), the principal amount of Six Hundred Seventy-Five Thousand Dollars ($675,000) (the “Principal Amount”), on September 10, 2024 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding Principal Amount of this Secured Promissory Note (this “Note”) in accordance with the provisions hereof.

Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and in immediately available funds. The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees to pay to the Holder of this Note, on demand, all costs and expenses (including reasonable and documented legal fees and expenses) incurred in connection with the enforcement and collection of this Note.

This Note has been issued pursuant to a Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into between the Company and the Payee, and is secured by a Security Agreement (the “Security Agreement”) in favor of Payee covering certain collateral (the “Collateral”), all as more particularly described and provided therein, and is entitled to the benefits thereof. The Security Agreement and any and all other documents executed and delivered by the Company to Payee under which Payee is granted liens on assets of the Company in connection with the transactions contemplated by the Securities Purchase Agreement are collectively referred to as the “Security Documents.”

Unless otherwise defined in this Note, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement.

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1. Principal Repayment

A. Optional Prepayment. At any time from and after the Issue Date, the Company may prepay this Note, without premium or penalty, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that if this Note is repaid in full prior to first anniversary of the date hereof, the Company shall pay Payee a prepayment premium which shall be equal to (x) $60,000 (i.e., on year of interest in respect of the Principal Amount), minus (y) the payments in respect of interest received by Payee under this Note.

B. Application of Prepayments. All prepayments under this Note shall be applied to the scheduled payments under Section 2(b) below in the order of their maturities.

2. Computation and Payment of Interest.

A. Interest Rate. The outstanding Principal Amount shall bear interest at the rate of twelve (12%) percent per annum.

B. Payment of Principal and Interest. The Principal Amount, together with accrued interest shall be paid in equal monthly amortizing payments in the amount of $22,419.66 each on the 1st day of each month, beginning October 1, 2021, and on the Maturity Date.

3. Covenants of Company.

A. Affirmative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of the Holder, it will perform the obligations set forth in this Section 2A:

(i) Taxes and Levies. The Company (and each of its subsidiaries) will promptly pay and discharge all taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles with respect to any such tax, assessment, charge, levy or claim so contested;

(ii) Maintenance of Existence. The Company (and each of its subsidiaries) will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

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(iii) Maintenance of Property. The Company (and each of its subsidiaries) will at all times reasonably maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition (ordinary wear and tear excepted), and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

(iv) Insurance. The Company (and each of its subsidiaries) will, to the extent necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all property of a character usually insured by similar corporations and carry such other insurance as is usually carried by similar corporations;

(v) Books and Records. The Company (and each of its subsidiaries) will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents;

(vi) Notice of Certain Events. The Company (and each of its subsidiaries) will give prompt written notice (with a description in reasonable detail) to the Payee of the occurrence of any Event of Default or any event which, with the giving of notice or the lapse of time, would constitute an Event of Default; and

B. Negative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, unless it has otherwise obtained the prior written consent of the Holder, it will perform the obligations set forth in this Section 3B:

(i) Liquidation, Dissolution. The Company will not (and will not permit any of its subsidiaries to) liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation and no Event of Default shall occur as a result thereof); provided, however, such prior written consent shall not be required in connection with the consummation of any merger or change of control transaction which results in prepayment of the Note pursuant to the terms of this Note;

(ii) Sales of Assets. The Company will not (nor permit any of its subsidiaries with respect to their assets and properties), other than in the ordinary course of business, sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of its properties or assets material to the Company’s business to any person or entity; provided, however, such prior written consent shall not be required in connection with licenses or other rights granted by the Company to a strategic partner, licensee or distributor as approved by the Board of Directors of the Company (the “Board of Directors”);

(iii) Redemptions. The Company will not redeem or repurchase any outstanding equity and/or debt securities of the Company (or its subsidiaries);

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(iv) Indebtedness. Company will hereafter not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness which is not expressly subordinate in all respects to this Note, provided, that this covenant shall not apply to (A) capitalized leases, purchase money indebtedness (secured solely by Liens on the equipment or assets leased or purchased), (B) accounts payable, or (C) other accrued expenses incurred by the Company in the ordinary course of business;

(v) Negative Pledge. The Company will not (nor will it permit its subsidiaries to) hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a “Lien”) upon any of its property, revenues or assets, whether now owned or hereafter acquired, except any of the following (collectively, “Permitted Liens”):

(a) Liens granted to secure indebtedness incurred (i) to finance the acquisition (whether by purchase or capitalized lease) of tangible assets or (ii) under equipment leases or purchase money indebtedness, but in each case, only on the assets acquired with the proceeds of such indebtedness;

(b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(c) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

(d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and

(e) Judgment Liens in existence less than 30 days after notice of the entry thereof is forwarded to the Company or with respect to which execution has been stayed.

(vi) Transactions with Affiliates. The Company will not (and will not permit any of its subsidiaries to) enter into any transaction after the Issue Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company or any of its subsidiaries (including officers, directors and shareholders owning five (5%) percent or more of the Company’s outstanding capital stock), except in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company as determined by the Board of Directors in good faith.

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(vii) Dividends. The Company will not declare or pay any cash dividends or distributions on its outstanding capital stock.

(viii) Proration of Payments. The Company shall not make or permit any payment on account of principal or interest payable hereunder or any of the other Notes in excess of each Holder’s pro rate share of payments then due under the Notes.

4. Events of Default.

If any of the following events shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation by law or otherwise) (each, an “Event of Default”):

(i) Non-Payment of Obligations. The Company shall default in the payment of the principal of this Note as and when the same shall become due and payable (whether by acceleration or otherwise) or shall fail to pay accrued interest on this Note within five (5) business days of when the same shall become due and payable (whether by acceleration or otherwise);

(ii) Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 3A, which default shall continue uncured for thirty (30) days;

(iii) Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in Section 3B, and, if capable of cure, such default shall not have been cured within thirty (30) days;

(iv) Bankruptcy, Insolvency, Etc. The Company (or any of its subsidiaries) shall:

(a) in any legal document admit in writing its inability to pay its debts as they become due;

(b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

(c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

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(d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

(e) take any corporate or other action authorizing, or in furtherance of, any of the foregoing;

(v) Cross-Default. The Company shall default in the payment when due, after the expiration of any applicable grace period, of any amount payable under any other obligation of the Company for money borrowed in excess of $300,000;

(vi) Cross-Acceleration. Any other indebtedness for borrowed money of the Company (or any of its subsidiaries) in an aggregate principal amount exceeding $100,000 shall be duly declared to be or shall become due and payable prior to the stated maturity thereof or shall not be paid as and when the same becomes due and payable including any applicable grace period;

(vii) Other Breaches, Defaults. The Company shall default or be in breach of any term or provision of this Note, any other Transaction Document (as defined in the Note Purchase Agreement), in any material respect, for a period of thirty (30) days, or any material representation or warranty made by the Company to the Payee in any Transaction Document shall be materially false or misleading; or

(viii) Security Documents. The Security Documents shall cease to create a valid and perfected Lien in and to any material Collateral;

then, and in any such event, the Holder shall, by notice to the Company, take or cause to be taken any or all of the following actions, without prejudice to the rights of Payee to enforce its claims against the Company: (1) declare the principal of and any accrued interest and all other amounts payable under this Note to be due and payable, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, (2) proceed to enforce or cause to be enforced any remedies provided under the Security Agreement, and (3) exercise any other remedies available at law or in equity, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note; provided, that upon the occurrence of any Event of Default referred to in Section 4(v) then (without prejudice to the rights and remedies specified in clause (3) above) automatically, without notice, demand or any other act by any Holder, the principal of and any accrued interest and all other amounts payable under this Note shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company, anything contained in this Note to the contrary notwithstanding. No remedy conferred in this Note upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereinafter existing at law or in equity or by statute or otherwise.

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5. Amendments and Waivers.

The provisions of this Note may from time to time be amended, modified or supplemented, if such amendment, modification or supplement is in writing and consented to by the Company and the Holder. No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder. To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid by the Payee to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made by the Payee or such enforcement or setoff had not occurred.

6. Miscellaneous.

A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of its successors and permitted assigns of the Company and the Payee, respectively, whether so express or not.

B. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of laws principles thereof.

C. Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE’S PURCHASING THIS NOTE.

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IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

DIGIPATH, INC.

By:	/s/ A. Stone Douglass
Name:	A. Stone Douglass
Title:	Chief Financial Officer

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